EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), hereby constitutes and appoints GUILLERMO NOVO, YVONNE WINKLER VON MOHRENFELS AND BABATUNDE AWODIRAN, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation: (i) to sign any post-effective amendment (each, a “Post-Effective Amendment”) to any existing registration statement of Ashland Global Holdings Inc. under the Securities Act of 1933, as amended, on Form S-8 (each, an “Existing Registration Statement”), any amendments thereto, and all further post-effective amendments and supplements to any such Post-Effective Amendment for the registration of the Corporation’s securities, which is necessary, desirable or appropriate to enable the Corporation to indicate that shares that will not be issued under an Existing Registration Statement or shares that have been issued under an Existing Registration Statement that have become available upon the cancellation or termination of awards thereunder have or may become authorized for issuance under a different registration statement as contemplated by Question 126.43 of the Securities Act Forms Compliance and Disclosure Interpretations; and (ii) to file any Post-Effective Amendment and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Post-Effective Amendment and related Existing Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: February 18, 2021

EXHIBIT 24.1

/s/ Guillermo Novo	/s/ Wetteny Joseph
Guillermo Novo, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Wetteny Joseph, Director

/s/ J. Kevin Willis	/s/ Susan L. Main
J. Kevin Willis, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Susan L. Main, Director

/s/ Eric N. Boni	/s/ Jerome A. Peribere
Eric N. Boni, Vice President, Finance and Principal Accounting Officer (Principal Accounting Officer)	Jerome A. Peribere, Director

/s/ Brendan M. Cummins	/s/ Ricky C. Sandler
Brendan M. Cummins, Director	Ricky C. Sandler, Director
/s/ William G. Dempsey	/s/ Janice J. Teal
William G. Dempsey, Director	Janice J. Teal, Director

/s/ Jay V. Ihlenfeld
Jay V. Ihlenfeld, Director